As filed with the Securities and Exchange Commission on December 20 , 2016

Registration No. 333-214288

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

———————

PAVMED INC.

(Exact name of registrant as specified in its constitutional documents)

Delaware	3841	47-1214177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Grand Central Place, Suite 4600

New York, New York 10165

(212) 949-4319

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Lishan Aklog, M.D.

Chairman and Chief Executive Officer

PAVmed Inc.

One Grand Central Place, Suite 4600

New York, New York 10165

(212) 949-4319

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(212) 818-8881 - Facsimile

 ____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered(1)	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.001 par value(2)	1,0 2 0,000 Shares	$5.00	(3)	$5, 1 00,000	$591.09	(3)
Common stock, $.001 par value(4)	1,087,031 Shares	$7.18	(5)	$7,807,057	$904.84
Common stock, $.001 par value(6)	1,087,031 Shares	$—	(7)	$—	$—	(7)
Total				$12,907,057	$1,495.93	(8)

____________________________________

(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Represents shares of common stock underlying warrants issued in the registrant’s initial public offering.

(3)	The filing fee for these shares was calculated in accordance with Rule 457(o) and was previously paid by the registrant in connection with the registration of the shares of common stock issuable upon exercise of the warrants on Form S-1 (No. 333-203569), declared effective by the SEC on January 29, 2016.

(4)	Represents the resale of shares of common stock underlying warrants issued prior to the registrant’s initial public offering to the extent the warrants are exercised by the current holders of such warrants.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c).

(6)	Represents the issuance of shares of common stock underlying the warrants described in footnote 4 above solely to the extent the warrants are transferred prior to exercise.

(7)	The filing fee was calculated in accordance with Rule 457(c) and is represented by the $ 904.84 filing fee for the common stock underlying the warrants described in footnote 4 above.

(8)	T he filing fee has been previously paid.

________________________________

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus also relating to Registration Statement No. 333-203569 previously filed by the registrant on Form S-1 and declared effective January 29, 2016.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20 , 2016

PROSPECTUS

PAVmed Inc.

2,107,031 Shares of Common Stock (for Issuance)

1,087,031 Shares of Common Stock (for Resale)

This prospectus relates to the issuance of up to 1,020,000 shares of common stock of PAVmed Inc., a Delaware corporation, underlying outstanding warrants issued in our initial public offering, or IPO, that was completed in April 2016. This prospectus also relates to the resale of an aggregate of 1,087,031 shares of our common stock underlying warrants currently held by the Selling Securityholders set forth in this prospectus under the heading “Selling Securityholders” beginning on page 8 to the extent such warrants are exercised by the Selling Securityholders prior to their transfer under Rule 144 . Such warrants were issued in private placements that occurred prior to our IPO. To the extent the Selling Securityholders transfer such warrants under Rule 144, this prospectus also covers the issuance of an aggregate of 1,087,031 shares of our common stock to the transferees of such warrants upon their subsequent exercise. The securities offered hereby do not include the warrants (or the shares of common stock underlying such warrants) issued in private placements that occurred prior to our IPO that are held by our directors, officers and other affiliates.

We will receive up to $10,535,155 to the extent the warrants covered by this prospectus are exercised for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. We will not receive any proceeds from the sale of the securities under this prospectus by the Selling Securityholders.

Information regarding the Selling Securityholders, the amounts of shares of common stock that may be sold by them and the times and manner in which they may offer and sell the shares of common stock under this prospectus is provided under the sections titled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. We have not been informed by any of the Selling Securityholders that they intend to sell their securities covered by this prospectus and do not know when or in what amount the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2016.

PAVMED INC.

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “our company,” “we,” “us,” “our,” and similar references to refer to PAVmed Inc. and its subsidiaries.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement prepared by us or on our behalf or to which we may have referred you. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and none of us are making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. This offering is being made solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

We have proprietary rights to trademarks used in this prospectus, including PAVmed, PortIO, Caldus, CarpX, NextCath, NextFlo and “Innovating at the Speed of Life.” Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission. From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Unless the context indicates otherwise:

•	“we,” “us,” “our,” “our company” or “PAVmed” refers to PAVmed Inc.;

•	our “founders” refers to HCFP/Capital Partners III LLC and Pavilion Venture Partners LLC, affiliates of certain of our officers and directors;

•	“initial investors” refers to the holders of our securities purchased in private placements prior to our IPO; and

•	“initial stockholders” refers to our founders and the initial investors.

Overview

We are a medical device company organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive market opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition.

Our current pipeline includes the following six lead projects, all of which are the subject of patent applications filed. One of these projects, NextFlo, also has an issued patent.

Project	Device	Features

PortIO	Long-term implantable vascular access device	• No central venous access • No indwelling intravascular component • No radiographic confirmation required

CarpX	Percutaneous device to treat carpal tunnel syndrome	• Completely percutaneous • Office-based procedure

Caldus	Disposable tissue ablation devices, including renal denervation for hypertension	• Completely disposable • No console or other capital equipment. • Direct thermal ablation using heated fluid

NextCath	Self-anchoring short-term catheters	• Anchoring integral to catheter design • No suturing, elaborate dressings or costly catheter securement devices

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Project	Device	Features

DisappEAR	Antibiotic-eluting resorbable ear tubes	• Proprietary aqueous silk technology • Eliminate second procedure to remove retained tubes • Eliminate difficult-to-administer post-procedure antibiotic ear drop regimen

NextFlo	Highly-accurate disposable infusion pumps	• Variable resistor design • Applicable to broader range of drugs

These projects are all in the development phase and have yet to receive regulatory approval.

Corporate History and Organizational Structure

We were organized under the laws of the State of Delaware on June 26, 2014 under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc.

On January 29, 2016, our registration statement on Form S-1 (File No. 333-203569) relating to our IPO of units became effective. Each unit offered in the IPO consisted of one share of common stock and one warrant and the units were sold at an offering price of $5.00 per unit. We consummated the IPO on April 28, 2016 and sold 1,060,000 units generating gross proceeds of $5.3 million and approximately $4.2 million of net proceeds, net of selling agent discounts and commissions and offering expenses. The warrants issued in the IPO are exercisable commencing October 28, 2016 and expire on January 29, 2022 or earlier upon redemption. Each warrant has an exercise price of $5.00. Upon consummation of the IPO, 9,560,295 previously outstanding warrants (including the warrants held by the Selling Securityholders) automatically converted into identical warrants issued in the IPO. Subsequently, in November 2016. 40,000 warrants were exercised on a cashless basis, resulting in the issuance of 20,732 shares of common stock.

Office Location

Our business address is One Grand Central Place, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on or that can be assessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 5.

In addition, we may in the future engage in transactions with holders of our outstanding warrants. Warrantholders who sell or exercise their warrants, including on a cashless basis, prior to any such transaction will not be eligible to participate in any such transaction. There can be no assurance, however, that any such transaction will occur at all, or if it does, that it will be more beneficial to a warrantholder than selling its warrants in the market at prevailing prices or exercising its warrants and holding or selling the shares of common stock received upon such exercise.

Background of this Prospectus

In several private placements prior to our IPO, we issued warrants to our initial stockholders, including the 1,087,031 warrants held by the Selling Securityholders. As indicated above, we then sold 1,060,000 units in our IPO, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Upon consummation of the IPO, the previously outstanding warrants automatically converted into identical warrants issued in the IPO. The warrants became exercisable on October 28, 2016. See the section entitled “Description of Securities — Warrants” beginning on page 13 of this prospectus for a full description of the terms of the warrants.

Under the terms of the warrant agreement governing our outstanding warrants, we have agreed to use our commercially reasonable best efforts to have an effective and current registration statement covering the shares underlying the warrants in place once the warrants become exercisable and to use our best efforts to cause the same to continue to be effective until the expiration of the warrants in accordance with their terms. Accordingly, we are registering the issuance of the 1,020,000 shares of common stock underlying the remaining warrants issued in the IPO on the registration statement of which this prospectus forms a part. We are also registering on the registration statement of which this prospectus forms a part the resale of an aggregate of 1,087,031 shares of common stock underlying the warrants currently held by the Selling Securityholders to the extent such warrants are exercised by the Selling Securityholders prior to their transfer under Rule 144. To the extent the Selling Securityholders transfer such warrants under Rule 144 prior to their exercise, this prospectus also covers the issuance of an aggregate of 1,087,031 shares of our common stock to the transferees of such warrants upon their subsequent exercise. The shares underlying the remaining 8,473,264 of the warrants issued in connection in private placements prior to our IPO are not being registered on the registration statement of which this prospectus forms a part, including the shares underlying 8,340,870 of such warrants that are held by our directors, officers and other affiliates.

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THE OFFERING

Shares outstanding	13,330,732 shares(1)

Warrants outstanding	10,580,295 warrants

Shares issuable upon exercise of warrants sold in IPO	1,020,000 shares

Shares underlying Warrants held by the Selling Securityholders	1,087,031

Trading Symbols	Our common stock and warrants are traded on the NASDAQ Capital Market under the symbols “PAVM” and “PAVMW,” respectively.

Use of proceeds	We will receive up to $10,535,155 to the extent the warrants covered by this prospectus are exercised for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. We will not receive any proceeds from the sale of the securities under this prospectus by the Selling Securityholders. See the section titled “Use of Proceeds” for further information on our use of proceeds from this offering.

Risk factors	Prospective investors should carefully consider “Risk Factors” beginning on page 5 before buying the shares of common stock offered hereby.

(1)	Does not include an aggregate of 12,319,608 shares of common stock issuable upon the exercise of outstanding warrants, stock options and unit purchase options.

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RISK FACTORS

An investment in our securities involves significant risks. You should consider the “Risk Factors” included under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 11, 2016 and, which is incorporated by reference in this prospectus. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our business, financial position, results of operations or liquidity could be adversely affected by any of those risks. In addition, we may in the future engage in transactions with holders of our outstanding warrants. Warrantholders who sell or exercise their warrants, including on a cashless basis, prior to any such transaction will not be eligible to participate in any such transaction. There can be no assurance, however, that any such transaction will occur at all, or if it does, that it will be more beneficial to a warrantholder than selling its warrants in the market at prevailing prices or exercising its warrants and holding or selling the shares of common stock received upon such exercise. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our shares of common stock and other securities and the loss of all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors,” as well as the following:

•	continued compliance with government regulations;

•	changing legislation or regulatory environments;

•	requirements or changes affecting the businesses in which we are engaged;

•	changing interpretations of accounting principles;

•	general economic conditions; and

•	other relevant risks detailed in our filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

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USE OF PROCEEDS

We will receive up to $10,535,155 to the extent the warrants covered by this prospectus are exercised for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. The holders of the warrants are not obligated to exercise the warrants and we cannot assure that the holders of the warrants will choose to exercise all or any of the warrants. We will not receive any proceeds from the sale of the securities under this prospectus by the Selling Securityholders.

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SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of our securities set forth below pursuant to this prospectus. When we refer to “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interests in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholders for whom we are registering shares and warrants for resale to the public,

•	the number of shares of common stock (including shares issuable upon exercise of warrants) and warrants that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number of shares of common stock and warrants that may be offered for resale for the account of the Selling Securityholders pursuant to this prospectus, and

•	the number and percentage of shares of common stock to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares and warrants are sold by the Selling Securityholders).

This table is prepared solely based on information supplied to us by the listed Selling Securityholders, any Schedules 13D or 13G and other public documents filed with the SEC, and assumes the sale of all of the shares and warrants offered hereby.

			Shares of Common Stock Beneficially Owned After Offering
Selling Securityholder(1)	Number of Shares Beneficially Owned Prior to Offering	Shares Underlying Warrants Being Offered	Number of Shares Beneficially Owned	Percent of Shares(2)
Jeffrey P. Bergholtz	557,452	278,726	278,726	1.8%
Paul Christie IRA(3)	217,406	83,618	133,788	*
Peter M. Kendall	263,709	139,363	124,346	*
Graubard Miller(4)	97,554	97,554	–	0%
Matthew J. Glennon	278,726	139,363	139,363	*
Christopher P. Viera	487,770	69,681	418,089	2.7%
James P. Ward	557,452	278,726	278,726	1.8%

______________

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals and entities is One Grand Central Place, Suite 4600, New York, New York 10165.
(2)	Based on 15,437,763 shares of common stock outstanding, which assumes the 1,020,000 warrants issued in the IPO and 1,087,031 warrants held by the Selling Securityholders have been exercised in full. Unless otherwise indicated, none of the Selling Securityholders has the right to acquire shares of common stock within 60 days of the date hereof, other than pursuant to the warrants offered for resale hereby as set forth in the table above.
(3)	Excludes 61,320 shares of common stock held by Theresa and Paul Christie, which are not being offered for resale hereby. Paul Christie may be deemed to have beneficial ownership of the shares of common stock held by the Paul Christie IRA.
(4)	Excludes 10,000 shares and 10,000 warrants held by partners of Graubard Miller, which are not being offered for resale hereby. Graubard Miller is our outside general counsel. David Alan Miller, Managing Partner of Graubard Miller, exercises voting and dispositive power over securities held by such entity.

Other than as described in this prospectus, the Selling Securityholders have not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. Each of the Selling Securityholders that is a broker-dealer or an affiliate of a broker-dealer represented to us that he purchased the securities we sold to him in the ordinary course of business and, at the time of purchase, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute such securities.

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Acquisition of Resale Securities

In several private placements prior to our IPO, we issued warrants to our initial stockholders, including the 1,087,031 warrants held by the Selling Securityholders. As indicated above, we then sold 1,060,000 units in our IPO, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Upon consummation of the IPO, the previously outstanding warrants automatically converted into identical warrants issued in the IPO. The warrants became exercisable on October 28, 2016. In November 2016, 40,000 warrants were exercised on a cashless basis, resulting in the issuance of 20,732 shares of common stock. See the section entitled “Description of Securities — Warrants” beginning on page 13 of this prospectus for a full description of the terms of the warrants.

Under the terms of the warrant agreement governing all of the outstanding warrants, we have agreed to use our commercially reasonable best efforts to have an effective and current registration statement covering the shares underlying the warrants in place once the warrants become exercisable and to use our best efforts to cause the same to continue to be effective until the expiration of the warrants in accordance with their terms. Accordingly, we are registering the issuance of the 1,020,000 shares of common stock underlying the remaining warrants issued in the IPO on the registration statement of which this prospectus forms a part. We are also registering on the registration statement of which this prospectus forms a part the resale of an aggregate of 1,087,031 shares of common stock underlying the warrants currently held by the Selling Securityholders to the extent such warrants are exercised by the Selling Securityholders prior to their transfer under Rule 144. To the extent the Selling Securityholders transfer such warrants under Rule 144 prior to their exercise, this prospectus also covers the issuance of an aggregate of 1,087,031 shares of our common stock to the transferees of such warrants upon their subsequent exercise. The shares underlying the remaining 8,473,264 of the warrants issued in private placements prior to our IPO are not being registered on the registration statement of which this prospectus forms a part, including the shares underlying 8,340,870 of such warrants that are held by our directors, officers and other affiliates.

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PLAN OF DISTRIBUTION

We are registering the securities held by the Selling Securityholders covered by this prospectus to permit issuance and/or the resale of those securities from time to time after the date of this prospectus.

The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock underlying warrants or interests in shares of common stock underlying such warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in such securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of the securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution or other future transaction exchange-related transaction in accordance with the rules of the applicable exchange or exchange-related transaction;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the pledged securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

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In connection with the sale of our securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale of securities offered by this prospectus. However, to the extent the warrants are exercised for cash, we will receive the cash exercise price paid by the holders.

The Selling Securityholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the terms of the warrants, the shares of common stock to be issued upon exercise of such warrants will be distributed only to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.

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DESCRIPTION OF SECURITIES

General

On January 29, 2016, our registration statement on Form S-1 (File No. 333-203569) relating to our IPO of up to 1,200,000 units became effective. Each unit offered in the IPO consisted of one share of common stock and one warrant and the units were sold at an offering price of $5.00 per unit. We consummated the IPO on April 28, 2016 and sold 1,060,000 units generating gross proceeds of $5.3 million and approximately $4.2 million of net proceeds, net of underwriting discounts and commissions and offering expenses.

On July 27, 2016, the units separated into their component pieces and began trading separately and the units ceased trading. The warrants issued in the IPO became exercisable commencing October 28, 2016 and expire on January 29, 2022 or earlier upon redemption. Each warrant has an exercise price of $5.00. Upon consummation of the IPO, 9,560,295 previously outstanding warrants (including the warrants held by the Selling Securityholders) converted into identical warrants issued in the IPO.

We are authorized to issue 50,000,000 shares of common stock, par value $.001, and 20,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 13,330,732 shares of our common stock are outstanding and no shares of our preferred stock are outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 20,000,000 shares of blank check preferred stock. No shares of our preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

We currently have 10,580,295 warrants outstanding, consisting of 1,020,000 warrants sold in our IPO and 9,560,295 warrants (including the warrants held by the Selling Securityholders) issued in several private placements that occurred prior to our IPO (all of which converted into identical warrants issued in the IPO as described above).

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below. Each warrant became exercisable commencing October 28, 2016 and will expire January 29, 2022 at 5:00 p.m., New York City time. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective when the warrants become exercisable, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise. Pursuant to an agreement between us and the founders, 8,083,049 warrants originally issued to the founders are exercisable on a “cashless” basis in their hands.

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Commencing April 28, 2017, we may redeem the outstanding warrants (other than an aggregate of 8,083,049 warrants held by our management, founders and members thereof which we have contractually agreed would not be redeemable by us while such warrants are in the hands of such holders), at our option, in whole or in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption,

•	if, and only if, the volume weighted average price of our common stock equals or exceeds $10.00 (subject to adjustment) for any 20 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock is at least 20,000 shares per day, and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption should not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

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The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We issued to the selling agent in our IPO and its designees options to purchase an aggregate of 53,000 units at $5.50 per unit, representing 53,000 shares and 53,000 warrants. The shares and warrants that would be issued upon exercise of these options will be identical to our outstanding shares and warrants.

Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of our Securities

Our common stock and warrants are traded on the NASDAQ Capital Market under the symbols “PAVM” and “PAVMW,” respectively.

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LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York. Graubard Miller and its partners beneficially hold 10,000 shares of our common stock and warrants to purchase an additional 107,554 shares of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. (formerly known as PAXmed Inc.) and subsidiary as of December 31, 2015 and 2014, and for the year ended December 31, 2015 and for the period from June 26, 2014 (inception) through December 31, 2014, have been incorporated by reference herein to the Annual Report on Form 10-K for the year ended December 31, 2015, in reliance upon the report of Citrin Cooperman & Company, LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at http://ir.pavmed.com/sec-filings.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will automatically update and supersede the information contained in this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on April 11, 2016;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 11, 2016 (and amended on May 20, 2016), August 12, 2016 and November 10, 2016, respectively;

•	our current reports on Form 8-K filed with the SEC on March 17, 2016, May 3, 2016, July 19, 2016, October 14, 2016 and November 8, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A (No. 001-37685) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

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PAVmed Inc.

2,107,031 Shares of Common Stock (for Issuance)

1,087,031 Shares of Common Stock (for Resale)

            [_____], 2016

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$1,496
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Printing and engraving expenses	$5,000
Miscellaneous	$3,823
Total	$40,319

Item 14. Indemnification of Directors and Officers.

PAVmed’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that PAVmed may indemnify to the fullest extent permitted by law all employees. PAVmed’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a

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director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)   For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)   The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of PAVmed’s certificate of incorporation provides:

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“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us during the period since our inception on June 26, 2014. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. The information set forth below with respect to our common stock gives effect to a 2.7872582-for-1 stock split effected in the form of a stock dividend on September 21, 2015.

In June 2014 in connection with our organization, we issued (i) 5,658,134 shares of common stock for proceeds of $2,030.00 and warrants to purchase an additional 6,097,127 shares of common stock, at an exercise price of  $0.90 per share, for proceeds of $218.75, for an aggregate purchase price and total consideration of  $2,248.75, to HCFP/Capital Partners III LLC and (ii) 2,424,915 shares of common stock for proceeds of $870.00 and warrants to purchase an additional 2,613,054 shares of common stock, at an exercise price of   $0.90 per share, for proceeds of $93.75, for an aggregate purchase price and total consideration of  $963.75, to Pavilion Venture Partners LLC.

In July 2014, we issued an aggregate of 418,089 units, each consisting of one share of common stock and one warrant to purchase one share of common stock, for $75,000 in cash, or a purchase price of  $0.18 per unit, to nine investors.

In October 2014, HCFP/Capital Partners III LLC and Pavilion Venture Partners LLC agreed to contribute 627,133 warrants back to the Company at no cost.

In November 2014, we issued an aggregate of 2,355,233 units, each consisting of one share of common stock and one warrant to purchase one share of common stock, for $845,000 in cash, or a purchase price of $0.36 per unit, to 13 investors.

During August 2015, we issued 97,554 warrants in exchange for services.

During September 2015, we issued an aggregate of 1,393,629 shares of common stock from the exercise of warrants receiving $1.25 million of proceeds.

In September 2015, we effectuated a forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share, resulting in there being 12,250,000 shares of common stock outstanding.

All of the securities described above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as fewer than 35 investors were non-accredited investors. No underwriting discounts or commissions were paid with respect to such sales.

In November 2016, 40,000 warrants were exercised on a cashless basis, resulting in the issuance of 20,732 shares of common stock.

The shares issued upon exercise of the warrants were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as the warrants were exchanged for shares exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Certificate of Incorporation.*
3.2	Certificate of Amendment to Certificate of Incorporation.*
3.1	Bylaws.*
4.1	Specimen Common Stock Certificate.*
4.2	Specimen Warrant Certificate.*
4.3	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and PAVmed.*
4.4	2014 Long-Term Equity Incentive Plan.*
4.5	Form of Unit Purchase Option.*
5.1	Opinion of Graubard Miller.
10.1	Patent Option Agreement.*
10.2.1	Employment Agreement between PAVmed and Dr. Aklog.*
10.2.2	Amendment to Employment Agreement between PAVmed and Dr. Aklog.*
10.2.3	Second Amendment to Employment Agreement between PAVmed and Dr. Aklog.*
10.3.1	Form of Subscription Agreement (July 2014).*
10.3.2	Form of Subscription Agreement (November 2014).*
10.4.1	Form of Letter Agreement with HCFP Capital Partners III LLC.*
10.4.2	Form of Letter Agreement with Pavilion Venture Partners LLC.*
10.5.1	Letter Agreement regarding corporate opportunities executed by Dr. Lishan Aklog.*
10.5.2	Letter Agreement regarding corporate opportunities executed by Michael Glennon.*
10.5.3	Letter Agreement regarding corporate opportunities executed by Dr. Brian deGuzman.*
10.6	Management services agreement between PAVmed and HCP/Advisors LLC.*
10.7	Form of Management services agreement between PAVmed and Pavilion Holdings Group.*
10.8	Employment Agreement between PAVmed and Richard Fitzgerald.*
23.1	Consent of Citrin Cooperman & Company, LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).

______________________

*             Incorporated by reference to the registrant’s Form S-1 (SEC File No. 333-203569)

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement,

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regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of December , 2016.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Lishan Aklog and Richard F. Fitzgerald his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lishan Aklog, M.D.	Chairman and Chief Executive Officer	December 20 , 2016
Lishan Aklog, M.D.	(Principal Executive Officer)

/s/ Richard F. Fitzgerald	Chief Financial Officer (Principal Accounting	December 20 , 2016
Richard F. Fitzgerald	and Financial Officer) and Secretary

*	Vice Chairman and Director	December 20 , 2016
Michael J. Glennon

*	Director	December 20 , 2016
Ira Scott Grenspan

*	Director	December 20 , 2016
James L. Cox, M.D.

*	Director	December 20 , 2016
Joshua R. Lamstein

*	Director	December 20 , 2016
Ronald M. Sparks

*	Director	December 20 , 2016
David Weild IV

* By Richard F. Fitzgerald, Power of Attorney

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